Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

MVB Financial Corp.

We consent to the incorporation by reference in the registration statements (Nos. 333-189512, 333-186910, 333-145716, and 333-120234) on Forms S-8 of MVB Financial Corp. and Subsidiaries of our report, dated March 16, 2015, with respect to the consolidated financial statements of MVB Financial Corp. and Subsidiaries and the effectiveness of internal control over financial reporting, which reports appear in MVB Financial Corp.’s 2014 Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP

Rockville, Maryland

March 16, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No. 2 to the Registration Statement No. 333-180317 of MVB Financial Corp. on Form S-3 to Form S-1 and Registration Nos. 333-189512, 333-186910, 333-145716, and 333-120234 of MVB Financial Corp. on Form S-8 of our report dated March 27, 2014, relating to our audit of the consolidated financial statements, which appears in Form 10-K of MVB Financial Corp. for the year ended December 31, 2014.

Wexford, Pennsylvania

March 16, 2015

S.R. Snodgrass, P.C. * 2100 Corporate Drive, Suite 400 * Wexford, Pennsylvania  15090-8399 * Phone: (724) 934-0344 * Facsimile: (724) 934-0345